As filed with the U.S. Securities and Exchange Commission on September 8, 2020.

Registration No. 333-240100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NavSight Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	85-1276957 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(571) 500-2236

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Coleman

Chief Executive Officer

NavSight Holdings, Inc.

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(571) 500-2236

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

William N. Haddad, Esq. Wallace Christner, Esq. Venable LLP 1270 Avenue of the Americas New York, New York 10020 Tel: (212) 307-5500 Fax: (212) 307-5598	Harald Halbhuber, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$29,854
Class A common stock included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 warrants	—	—	—(4)
Total			$230,000,000	$29,854(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As a result of Marcum LLP's consent related to the Registration Statement on Form S-1 (No. 333-240100) (the “Registration Statement”) of NavSight Holdings, Inc. (the “Company”) being included in a filing that is more than 30 days old, the Company is filing this Amendment No. 2 to the Registration Statement (this “Amendment”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1*	Certificate of Incorporation.

3.2*	Form of Amended and Restated Certificate of Incorporation.

3.3*	Form of Amended and Restated Bylaws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Class A Common Stock Share Certificate.

4.3*	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.

5.1*	Opinion of Venable LLP, Counsel to the Registrant.

10.1*	Form of Registration Rights Agreement among the Registrant and certain security holders.

10.2*	Form of Indemnity Agreement.

10.3*	Promissory Note, dated June 16, 2020, issued to our Sponsor.

10.4*	Securities Subscription Agreement, dated June 16, 2020, between the Registrant and the Sponsor.

10.5*	Form of Letter Agreement between the Registrant and the Sponsor.

10.6*	Form of Letter Agreement among the Registrant and each director and executive officer of the Registrant.

10.7*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.

10.8*	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.

10.9*	Form of Administrative Services Agreement between the Registrant and an affiliate of the Sponsor.

14.1*	Form of Code of Ethics.

23.1**	Consent of Marcum LLP.

23.2*	Consent of Venable LLP (included on Exhibit 5.1).

24*	Power of Attorney (included on signature page).

99.1*	Form of Audit Committee Charter.

99.2*	Form of Compensation Committee Charter.

99.3*	Form of Nominating and Corporate Governance Committee Charter.

99.4*	Consent of William P. Crowell.

99.5*	Consent of Henry A. Crumpton.

99.6*	Consent of Gilman Louie.

* Previously filed.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 8th day of September 2020.

By:	/s/ Robert A. Coleman
Name:	Robert A. Coleman
Title:	Co-Founder, Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert A. Coleman	September 8, 2020
Name: Robert A. Coleman
Title: Co-Founder, Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jack Pearlstein	September 8, 2020
Name: Jack Pearlstein
Title: Co-Founder, EVP, Chief Financial Officer, Director and Corporate Secretary (Principal Financial and Accounting Officer)